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                                   EXHIBIT 16





                      [LETTERHEAD OF PRICE WATERHOUSE LLP]


December 3, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                                        Piedmont Mining Company, Inc.


We have read Item 4 of Piedmont Mining Company's Form 8-K dated December 3, 1996 and are in agreement with the statements contained in item 4(a) therein.

Yours very truly,



Price Waterhouse LLP





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